SEC13F.LNS                GAMCO ASSET MANAGEMENT INC.

                             FORM 13F SUMMARY PAGE
                              AS OF DATE: 03/31/09
                         RUN DATE: 05/06/09 03:13 P.M.


REPORT SUMMARY:

NUMBER OF OTHER INCLUDED MANAGERS:        3

FORM 13F INFORMATION TABLE ENTRY TOTAL:   1,972

FORM 13F INFORMATION TABLE VALUE TOTAL:   $13,431,587,000



LIST OF OTHER INCLUDED MANAGERS:

NO.   FORM 13F FILE NUMBER   NAME

1     028-10894		     GABELLI FUNDS, LLC
2     028-10598              GABELLI SECURITIES, INC.
3                            TETON ADVISORS, INC.